                                   EXHIBIT 10

                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT ("Agreement"), dated as of February 15, 1996, between WEST COAST BANCORP ("WCB"), an Oregon corporation, and VANCOUVER BANCORP ("VB"), a Washington corporation.

                                RECITALS

A. WCB, VB, and HB Corporation ("HB") are signing and delivering a Plan and Agreement of Reorganization and Merger ("Merger Agreement") dated as of February 15, 1996, concurrently with this Agreement.

B. As a condition to and in consideration of WCB's signing of the Merger Agreement, VB has agreed to grant WCB the Option described in this Agreement.

                                    AGREEMENT

         In consideration of the mutual promises set forth in this Agreement and in the Merger Agreement, the parties agree as follows:

1. GRANT OF OPTION. VB grants to WCB an irrevocable option ("Option") to purchase, subject to the terms of this Agreement, up to 28,144 fully paid and nonassessable shares of VB Common Stock, no par value ("Common Stock") (which represents 19.9% of VB's total stock issued and outstanding), at a price of $64 per share; but if VB issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement or in accordance with existing stock options) at a price less than $64 per share (as adjusted in accordance with Subsection 6.3), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as set forth in this Agreement.

2.       EXERCISE OF OPTION.

         2.1 Exercise of Option. The Holder (defined below) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (defined below) and a Subsequent Triggering Event (defined below) shall have occurred before the occurrence of an Exercise Termination Event (defined below); provided that the Holder shall have sent the written notice of such exercise (as provided in Subsection 2.2) within 30 days following such Subsequent Triggering Event (or such longer period as provided in Section 10). This Option shall not be exercisable: (a) during any period in which WCB is failing in any material respect to perform its obligations or observe its covenants under the Merger Agreement, unless the reason for such failure is that VB is failing in any material respect to perform its obligations or observe its covenants under the Merger Agreement; (b) if any governmental approvals required for the issuance of the shares of Common Stock to be purchased shall not have been obtained or if such issuance would violate applicable laws or regulations.

         2.2 Notice. In the event the Holder is entitled to and wishes to exercise the Option, it shall send to VB a written notice (the date of which is referred to in this Agreement as the "Notice Date") specifying (a) the total number of shares it will purchase pursuant to such exercise and (b) a place and a date not earlier than three business days nor later than 30 business days from the Notice Date, for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Option cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further that if prior notification to or approval of the Board of Governors of the Federal Reserve System ("Federal Reserve Board") or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

         2.3 Payment. At the closing referred to in Subsection 2.2, the Holder shall pay to VB the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by VB, provided that failure or refusal of VB to designate such an account shall not preclude the Holder from exercising the Option. At such closing, simultaneously with the delivery of immediately available funds as provided in this Subsection 2.3, VB shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option is exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable under this

                 Agreement and the Holder shall deliver to VB a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

         2.4 Legend. Certificates for Common Stock delivered at a closing under this Agreement may be endorsed with a restrictive legend that shall read substantially as follows:

                          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and VB and to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws. A copy of such agreement is on file at the principal office of VB and will be provided to the holder hereof without charge upon receipt by VB of a written request therefor."

                 It is understood and agreed that: (a) the reference to the resale restrictions of the Securities Act of 1933, as amended ("1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to VB a copy of a letter from the staff of the Securities and Exchange Commission ("SEC"), or an opinion of counsel, in form and substance satisfactory to VB, to the effect that such legend is not required for purposes of the 1933 Act; and (b) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference. In addition, such certificates shall bear any other legend as may be required by law.

         2.5 Delivery. Upon the giving by the Holder to VB of the written notice of exercise of the Option provided for under Subsection 2.2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of VB shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. VB shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Subsection 2.5 in the name of the Holder or its assignee or transferee.

3.       CERTAIN DEFINITIONS.

         3.1     Exercise Termination Event. An "Exercise Termination
                 Event" is the earliest to occur of the following: (a) the Effective Date of the Merger; (b) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs before the occurrence of an Initial Triggering Event, except a termination by WCB pursuant to Subsection 7.2.2 of the Merger Agreement; (c) the passage of 12 months after termination of the Merger Agreement if such termination follows either the occurrence of an Initial Triggering Event or a termination by WCB pursuant to Subsection
                 7.2.2 of the Merger Agreement; provided that if an Initial Triggering Event continues or occurs beyond such termination, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination; (d) the second anniversary of the date of this Agreement; or (e) the exercise by WCB of its right to terminate the Merger Agreement pursuant to Subsection 7.2.3 thereof. The "Last Triggering Event" means the last Initial Triggering Event to occur.

         3.2 Holder. The term "Holder" means the person or persons holding the Option in accordance with the terms of Section 12.

         3.3 Initial Triggering Event. The term "Initial Triggering Event" means any of the following events or transactions occurring after the date of this Agreement:

                 a. VB or any of its Subsidiaries (each a "VB Subsidiary"), without having received WCB's prior written consent, shall have engaged in or entered into an agreement to engage in an Acquisition Transaction (defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), and the rules and regulations thereunder) other than VB, any VB Subsidiary, WCB or any of its subsidiaries (each a "WCB Subsidiary") or VB's board of directors shall have recommended that the shareholders of VB approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, "Acquisition Transaction" shall mean
                          (1) a merger, consolidation or any similar transaction involving VB or any Significant Subsidiary (as defined in Rule 1-02 of Regulation

                          S-X promulgated by the SEC) of VB, (2) a purchase, lease or other acquisition of all or substantially all of the assets of VB or any Significant Subsidiary of VB, (3) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of VB or any Significant Subsidiary of VB, or (4) any substantially similar transaction;

                 b. (1) Any person other than WCB, any WCB Subsidiary, any VB Subsidiary acting in a fiduciary capacity in the ordinary course of such VB Subsidiary's business, any employee benefit plan or employee stock ownership plan of VB or any VB Subsidiary, or any person organized, appointed or established by VB or any VB Subsidiary for or pursuant to the provisions of any such plan, alone or together with such person's affiliates and associates (as the terms "affiliate" and "associate" are defined in Rule 12b-2 under the 1934 Act), shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned in Section 13(d) of the 1934 Act, and the rules and regulations thereunder), or (2) any group (as the term "group" is defined in Section 13(d)(3) of the 1934 Act), other than a group of which WCB, any WCB Subsidiary, any VB Subsidiary acting in a fiduciary capacity in the ordinary course of such VB Subsidiary's business, any employee benefit plan or employee stock ownership plan of VB or any VB Subsidiary, or any person organized, appointed or established by VB or any VB Subsidiary for or pursuant to the terms of any such plan is a member, shall have been formed that beneficially owns 15% or more of the Common Stock then outstanding; provided, however, that notwithstanding this Subsection 3.3.b, (i) any purchase or purchases of less than 1% in the aggregate of the VB outstanding shares or (ii) any exercise of existing VB stock options, will not be a "Triggering Event."

                 c. Any person other than WCB or any WCB Subsidiary shall have made a bona fide proposal to VB or its shareholders by public announcement or written communication that becomes the subject of public disclosure to engage in an Acquisition Transaction;

                 d. After a proposal is made by a third party to VB or its shareholders to engage in an Acquisition Transaction, VB shall have breached any covenant or obligation contained in the Merger Agreement and such breach: (1) would entitle WCB to terminate the Merger Agreement (without regard for any cure periods, if any, provided therein unless such cure is promptly effected without jeopardizing consummation of the merger pursuant to the terms of the Merger Agreement) and (2) shall not have been cured prior to the Notice Date; or

                 e. Any person other than WCB or any WCB Subsidiary, other than in connection with a transaction to which WCB has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

         3.4     Subsequent Triggering Event. The term "Subsequent
                 Triggering Event" means either of the following events or transactions occurring after the date of this Agreement (it being understood that the occurrence of either such event would also constitute an Initial Triggering Event):

                 a. The acquisition by any person, alone or together with such person's affiliates and associates, or any group, subject to the same exceptions as those set forth in Subsections 3.3.b.(1) and 3.3.b.(2), of beneficial ownership of 25% or more of the then outstanding Common Stock; or

                 b. The occurrence of an Initial Triggering Event described in Subsection 3.3.a, except that the percentage referred to in clause (3) shall be 25%.

         3.5 Triggering Event and Notice. VB shall notify WCB promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (collectively, a "Triggering Event"), it being understood that the giving of such notice by VB shall not be a condition to the right of the Holder to exercise the Option.

4. COVENANTS OF VB. VB agrees that: (a) it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (b) it shall not by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed by VB under this Agreement; (c) it shall promptly take all action as may from time to time be required (including (1) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (2) if, under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and VB duly and effectively to issue shares of Common Stock in accordance with this Agreement; and (d) it shall promptly take all action provided in this Agreement to protect the rights of the Holder against dilution.

5. EXCHANGE OF OPTION. This Agreement (and the Option granted by this Agreement) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at VB's principal office, for other Agreements providing for Options of different denominations entitling the Holder thereof to purchase, on the same terms and subject to the same conditions as are set forth in this Agreement, in the aggregate, the same number of shares of Common Stock purchasable under this Agreement. The terms "Agreement" and "Option" as used in this Agreement include any Stock Option Agreements and related Options for which this Agreement (and the Option granted by this Agreement) may be exchanged. Upon receipt by VB of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of, reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, VB will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of VB, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

6. ANTI-DILUTION ADJUSTMENTS. The number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as follows:

         6.1 In the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted, and proper provision shall be made in the agreements governing such transaction so that WCB shall receive upon exercise of the Option the number and class of shares, other securities, property or cash that WCB would have received in respect of the Common Stock subject to the Option if the Option had been exercised and the Common Stock subject to the Option had been issued to WCB immediately prior to such event or the record date therefor, as applicable.

         6.2 In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than as described in Section 6.1 or pursuant to this Agreement), including, without limitation, pursuant to stock option plans and in connection with acquisitions and other transactions permitted by the Merger Agreement, the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Agreement shall be deemed to authorize VB or WCB to breach any provision of the Merger Agreement.

         6.3 Subject to the following sentence, whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 6, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment. The foregoing adjustment to the Option Price shall not apply to adjustments in the number of shares of Common Stock issuable under this Option caused by an issuance of additional shares of Common Stock for consideration pursuant to an agreement entered into before the date of this Agreement.


         6.4 In no event shall the aggregate number of shares for which this Option is exercisable (including pursuant to all adjustments as provided for in this Agreement) exceed 19.9% of VB's outstanding Common Stock prior to exercise.

7. REGISTRATION RIGHTS. Upon the occurrence of a Subsequent Triggering Event that occurs before an Exercise Termination Event, VB shall, at the request of WCB delivered within 30 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent Holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant to this Agreement), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering the Option and any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by WCB. VB will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from later of (i) the date of the closing under this Agreement or (ii) the date such registration statement first becomes effective, or such shorter time as may be reasonably necessary to effect such sales or other dispositions. WCB shall have the right to demand two such registrations. The obligations of VB under this Agreement to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time that do not exceed 60 days in the aggregate if VB's board of directors shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect VB. The foregoing notwithstanding, if at the time of any request by WCB for registration of the Option and/or the Option Shares as provided above, VB is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option and/or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by VB, the number of Option Shares which in either case are to be covered in the registration statement contemplated by this Agreement may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and VB in the aggregate; and provided further, however, that if such reduction occurs, then VB shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each Holder whose Option and/or Option Shares are registered under this Agreement shall provide all information reasonably requested by VB for inclusion in any registration statement to be filed under this Agreement. If requested by any such Holder in connection with such registration, VB shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the VB. Upon receiving any request under this Section 7 from any Holder, VB agrees to send a copy thereof to any other person known to VB to be entitled to registration rights under this Section 7, in each case by promptly mailing the said postage prepaid, to the address of record of the persons entitled to receive such copies.

8.       REPURCHASE OF OPTION OR OPTION SHARES.

         8.1 Repurchase of Option or Option Shares. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (a) at the request of the Holder, delivered within 30 days of such occurrence (or such longer period as provided in Section 10), VB shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the product of the excess of (i) the Market/Offer Price (as defined below) over (ii) the Option Price, multiplied by the number of shares for which this Option may then be exercised, and (b) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 30 days of such occurrence (or such later period as provided in Section 10), VB shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the product of the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" means the highest of the following amounts with respect to the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be
                 (a) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made; (b) the price per share of Common Stock paid by any third party or to be paid pursuant to an agreement with VB entered into during the period; (c) the highest closing price for shares of Common Stock reported in the principal market for such shares within the period; or (d) in the event of a sale of all or substantially all of VB's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of VB as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and VB divided by the number of shares of Common Stock of VB outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and VB. Notwithstanding the foregoing, if the same person who has participated in a Triggering Event has entered, or after such Triggering Event has occurred enters, into any agreement or understanding with WCB relating to WCB's rights under this Option or with respect to the Option Shares or directly or indirectly relating to VB, WCB shall, notwithstanding the terms of such agreement or understanding, at any time upon the occurrence of a Subsequent Triggering Event of the type set forth in Subsection 3.4.a without VB's approval, recommendation or consent, promptly request that VB repurchase the Option and any Option Shares held by WCB as provided in this Section 8 and VB shall do so.

         8.2 Holder Election. The Holder and/or the Owner, as the case may be, may exercise its right to require VB to repurchase the Option and any Option Shares pursuant to this Section 8 by surrendering for such purpose to VB, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require VB to repurchase this option and/or the Option Shares in accordance with the provisions of this Section 8. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, VB shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that VB is not then prohibited under applicable law and regulation from so delivering.

         8.3 Prohibitions of Law. To the extent that VB is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, VB shall immediately so notify the Holder and/or the owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which VB is no longer so prohibited; provided, however, that if VB at any time after delivery of a notice of repurchase pursuant to Subsection 8.2 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and VB hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder and/or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, VB shall promptly (a) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that VB is not prohibited from delivering; and (b) deliver as appropriate,
                 (1) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common

                 Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (2) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing, and VB shall have no further obligation to purchase such Option or Option Shares.

9.       ISSUANCE OF SUBSTITUTE OPTION UPON CERTAIN MERGERS, ETC.

         9.1 Issuance of Substitute Option. In the event that before an Exercise Termination Event, VB shall enter into an agreement
                 (a) to consolidate with or merge into any person, other than WCB or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (b) to permit any person, other than WCB or one of its Subsidiaries, to merge into VB and VB shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (c) to sell or otherwise transfer all or substantially all of its assets to any person, other than WCB or one of its Subsidiaries then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth in this Agreement, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (1) the Acquiring Corporation (as defined below), (2) any person that controls the Acquiring Corporation, or (3) in the case of a merger described in clause (b) of this Subsection 9.1, VB.

         9.2     Definitions.  The following terms have the meanings indicated:

                 a. "Acquiring Corporation" means (1) the continuing or surviving corporation of a consolidation or merger with VB (if other than VB); (2) VB in a merger in which VB is the continuing or surviving person; and
                          (3) the transferee of all or substantially all of VB's assets.

                 b. "Substitute Common Stock" means the common stock of the issuer of the Substitute Option upon exercise of the Substitute Option.

                 c. "Assigned Value" means the Market/Offer Price, as defined in Section 8; provided, however, that in the event a sale of all or substantially all of VB's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of VB as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of Common Stock of VB outstanding at the time of such sale.

                 d. "Average Price" means the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if VB is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into VB or by any company which controls or is controlled by such person, as the Holder may elect.

         9.3 Exercise of Substitute Option. The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

         9.4 Terms of Substitute Option. The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms (including, without limitation, those relating to repurchase of the Option and the Option Shares) shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option. The number of shares issuable and the exercise price under the

                 Substitute Option shall be subject to adjustment in the manner provided in Sections 6.1 and 6.3 of this Agreement, but, notwithstanding the foregoing, adjustments to the number of shares issuable and the exercise price per share resulting from the application of Section 6.2, and the price adjustment provided for in the first sentence of Section 1, shall not apply to such Substitute Option.

         9.5 Limitation on Exercise of Substitute Option. In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding before exercise but for this Subsection 9.5, the issuer of the Substitute Option (the "Substitute Option VB") shall make a cash payment to the Holder equal to the excess of (a) the value of the Substitute Option without giving effect to the limitation in this clause 9.5 over
                 (b) the value of the Substitute Option after giving effect to the limitation in this Subsection 9.5. This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

         9.6 Assumption of Agreement. VB shall not enter into any transaction described in Subsection 9.1 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all the obligations of VB under this Agreement.

10. EXTENSION OF TIME PERIOD. The 30-day periods for exercise of certain rights under Sections 2, 7, 8, and 12 shall be extended so that each such period expires 30 days after all regulatory approvals required for the exercise of such rights have been obtained and all statutory waiting periods have expired; and shall be further extended to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise. No such extensions shall extend the period for the Holder to exercise the Option to a date more than 2 years after the date of this Agreement.

11. VB'S REPRESENTATIONS AND WARRANTIES. VB represents and warrants to WCB as follows:

         11.1 Authority. VB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by VB's board of directors and no other corporate proceedings on the part of VB are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by VB. This Agreement is the valid and legally binding obligation of VB.

         11.2 Corporate Action. VB has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date of this Agreement through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable under this Agreement, and all such shares, upon issuance pursuant to this Agreement will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

12. ASSIGNMENT. Neither of the parties may assign any of its rights or obligations under this Agreement or the Option created under this Agreement to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred before an Exercise Termination Event, WCB, subject to the express provisions of this Agreement, may assign in whole or in part its rights and obligations under this Agreement within 30 days following such Subsequent Triggering Event (or such longer period as provided in Section 10); the date 30 days following the date on which the Federal Reserve Board approves an application by WCB under the Bank Holding Company Act to acquire the shares of Common Stock subject to the Option, WCB may not assign its rights under the Option except in
         (a) a widely dispersed public distribution; (b) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of VB; (c) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on WCB's behalf; or (d) any other manner approved by the Federal Reserve Board. Any assignment by WCB shall be made only in compliance with federal and applicable state securities laws.

13. BEST EFFORTS. Each of WCB and VB will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable under this Agreement on any securities exchange on which the Common Stock is then traded and applying to the Federal Reserve Board under the Bank Holding Company Act for approval to acquire the shares issuable under this Agreement, but WCB shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable under this Agreement until such time, if ever, as it deems appropriate to do so.

14. TERMINATION OF OPTION. Notwithstanding anything to the contrary in this Agreement, in the event that the Holder or Owner or any Related Person (as defined below) thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the transaction contemplated by the Merger Agreement), then (a) in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect, and (b) in the case of an Owner or any Related Person thereof, the Option Shares held by it shall be immediately repurchasable by VB at the Option Price. A "Related Person" of a Holder or Owner means any "affiliate" (as defined in Rule 12b-2 of the rules and regulations under the 1934 Act) of the Holder or Owner and any person that is the beneficial owner of 25% or more of the voting power of the Holder or Owner, as the case may be.

15. EQUITABLE RELIEF. The parties to this Agreement acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party and that the obligations of the parties shall be enforceable by either party through injunctive or other equitable relief.

16. ENFORCEABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or VB is not permitted to repurchase pursuant to Section 8, the full number of shares of Common Stock provided in Section 1 (as adjusted pursuant to Section 6), it is the express intention of VB to allow the Holder to acquire or to require VB to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

17. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

20. EXPENSES. Except as otherwise expressly provided in this Agreement, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

21. ENTIRE AGREEMENT. Except as otherwise expressly provided in this Agreement or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated under this Agreement and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties to this Agreement, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

22. MISCELLANEOUS. Capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings assigned to them in the Merger Agreement. Section and Subsection headings are for convenience and reference only and shall not affect the meaning or construction of this Agreement. Except as otherwise provided in this Agreement, Sections and Subsections refer to Sections and Subsections of this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                                   WEST COAST BANCORP

                                                   By: /s/ Rodney B. Tibbatts
                                                      -------------------------
                                                      Co-President and Chief
                                                      Executive Officer

                                                   VANCOUVER BANCORP

                                                   By: /s/ Lee S. Stenseth
                                                      -------------------------
                                                      President